(As filed December 20, 1999)

                                                                File No. 70-8787

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
            --------------------------------------------------------
                         Post-Effective Amendment No. 3
                                   ("POS AMC")
                                       to
                                    FORM U-1
                             APPLICATION/DECLARATION
                                    UNDER THE
                   PUBLIC UTILITY HOLDING COMPANY ACT OF 1935
            ---------------------------------------------------------

                           New Century Energies, Inc.
                       Public Service Company of Colorado
                              NC Enterprises, Inc.
                            Natural Fuels Corporation
                                1225 17th Street
                           Denver, Colorado 80202-5533

                  (Names of companies filing this statement and
                    addresses of principal executive offices)
              -----------------------------------------------------
                           New Century Energies, Inc.

                 (Name of top registered holding company parent)
             ------------------------------------------------------
                                Teresa S. Madden
                                   Controller
                            New Century Energies, Inc
                           1225 17th Street, Suite 900
                           Denver, Colorado 80202-5533

                    (Name and address of agents for service)

          The Commission is requested to send copies of all notices, orders and communications in connection with this Application/Declaration to:

          William M. Dudley, Esq.               William T. Baker, Jr., Esq.
          New Century Energies, Inc             Thelen Reid & Priest LLP
          1225 17th Street, Suite 600           40 West 57th Street
          Denver, Colorado 80202-5533           New York, New York 10019

     Post-Effective Amendment No. 1, as filed in this proceeding on October 1, 1999, and as amended by Post-Effective Amendment No. 2, filed on December 15, 1999, is hereby further amended to include the following exhibits in ITEM 6 - EXHIBITS AND FINANCIAL STATEMENTS:


          A-1  Articles of Organization of Natural Fuels Company LLC. (Refiled).

          A-3  Articles of Organization of Colorado Natural Fuels, LLC.



                                    SIGNATURE

     Pursuant to the requirements of the Public Utility Holding Company Act of 1935, as amended, the undersigned companies have duly caused this statement to be signed on their behalf by the undersigned thereunto duly authorized.



                                                NEW CENTURY ENERGIES, INC.
                                                PUBLIC SERVICE COMPANY OF
                                                       COLORADO
                                                NC ENTERPRISES, INC.

                                                By:     /s/ Richard C. Kelly
                                                        --------------------
                                                Name:  Richard C. Kelly
                                                Title: Executive Vice President

                                                NATURAL FUELS CORPORATION


                                                By:     /s/ Curtis C. Dallinger
                                                        -----------------------
                                                Name:  Curtis C. Dallinger
                                                Title: President

Date:  December 20, 1999